EXHIBIT 16.1

Peter Messineo Certified Public Accountant 1982 Otter Way Palm Harbor FL 34685 peter@pm-cpa.com T 727.421.6268 F 727.674.0511

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

February 22, 2013

Dear Sir/Madam:

We have read the statements included in the Form 8-K dated January 10, 2013, of Plaster Caster, Inc., to be filed with the Securities and Exchange Commission and are in agreement with the statements contained in Item 4.01 insofar as they relate to our firm.

Very truly yours,

/s/ Peter Messineo, CPA

Peter Messineo, CPA

Palm Harbor, Florida